B&B FLORIDA ENTERPRISES, INC.

                                        FINANCIAL STATEMENTS

                                          DECEMBER 31, 1995

                                             AS RESTATED

                                 B&B FLORIDA ENTERPRISES, INC.






                                         CONTENTS


                                      PAGE

INDEPENDENT AUDITOR'S REPORT........................    1-2

FINANCIAL STATEMENTS

BALANCE SHEET.......................................    3
STATEMENT OF OPERATIONS AND RETAINED DEFICIT........    4
STATEMENT OF CASH FLOWS.............................    5
NOTES TO FINANCIAL STATEMENTS.......................    6-11

To the Board of Directors of B & B Florida Enterprises, Inc.


We have audited the accompanying balance sheet of B & B Florida Enterprises, Inc. as of December 31, 1995 and the related statements of operations and retained deficit, and cash flows for the year then ended. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, the evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above presents fairly, in all material respects, the financial position of B & B Florida Enterprises, Inc. as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

As reflected in Note 15 the financial statements have been restated to reflect changes as a result of subsequent events.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company incurred a net loss of $1,592,873 during the year ended December 31, 1995, and, as of that date, had a working capital deficiency of $174,788 and net deficit of $1,158,157. As discussed more fully in Notes 6 & 7 the financial statements, subsequent to December 31, 1995 the Company was in default under certain covenants of its Automotive Wholesale Financing and security Agreement with Nissan Motor Acceptance Corporation (NMAC) and other debt obligations. On December 17,1996, the Company entered into a reinstatement agreement with NMAC which contains substantially the same restrictive covenants included in the previous agreements. If theCompany defaults on any of the covenants in the reinstatement agreement, the lender may demand repayment of the loans and terminate the wholesale credit line. No such demand has been made. Subsequent to the balance sheet date, the Company has secured financing with an independent lender to permit the realization of assets and the liquidation of liabilities. Negotiations are presently under way to sell substantially all of the assets of the Company to a party related to the new lender. The Company cannot predict the outcome of what the negotiations will be. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

LEVINE & LEVINE

January 20, 1997,
(except for Note 15, as to which the date is April 10, 1997)

                                 B&B FLORIDA ENTERPRISES, INC.
                                       BALANCE SHEET
                                       DECEMBER 31, 1995

ASSETS

Current Assets:
        Accounts receivable, net                                 $   620,476
        Inventory                                                  4,009,953
        Prepaid expenses                                              81,989
                                                                 -----------
               Total current assets                                4,712,418
                                                                 -----------
        Leasehold improvements and equipment, net                    269,741
        Other assets                                                  20,300
                                                                 -----------
Total Assets                                                     $ 5,002,459
                                                                 ===========
LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
        Cash overdraft                                           $   461,953
        Notes payable floor plan                                   3,295,610
        Current portion of long-term debt                            302,866
        Current maturities of obligations under capital leases        17,912
        Trade accounts payable                                       271,573
        Accrued expenses                                             228,751
        Stockholder loans                                            150,000
        Related party payable                                        156,534
                                                                 -----------
                      Total current liabilities                    4,885,199
                                                                 -----------

Long-Term Liabilities
        Long-Term debt                                             1,241,761
        Obligations under capital leases                              33,656
                                                                 -----------
Total long-term liabilities                                        1,275,417

Stockholders' Deficit:
        Common stock                                                 353,750
        Paid-in capital in excess of par value                       197,154
        Retained deficit                                          (1,709,061)
                                                                 -----------
               Total stockholders' deficit                        (1,158,157)
                                                                 -----------
        Total Liabilities and Stockholders' Deficit               $5,002,459
                                                                 ===========

    The accompanying notes are an integral part of this financial statement.

                          B&B FLORIDA ENTERPRISES, INC.
                  STATEMENT OF OPERATIONS AND RETAINED DEFICIT
                      FOR THE YEAR ENDED DECEMBER 31, 1995


Revenue:
        Sales                                             $30,986,333
        Interest income                                        64,345
                                                          -----------

               Total revenue                               31,050,678

Cost of sales and expenses:
        Cost of sales                                      27,104,013
        Selling, general and administrative                 3,630,357
        Depreciation and amortization                         206,349
        Interest                                              363,020
                                                          -----------

Total cost of sales and expenses                           31,303,739
                                                          -----------

Loss before extraordinary item                               (253,061)

Extraordinary item                                          1,339,812
                                                           ----------
Net loss                                                   (1,592,873)

Retained deficit, beginning of year                          (116,188)
                                                          -----------
Retained deficit, end of year                             $(1,709,061)
                                                          ===========




     The accompanying notes are an integral part of this financial statement

                          B&B FLORIDA ENTERPRISES, INC.
                             STATEMENT OF CASH FLOWS
                           INCREASE (DECREASE) IN CASH
                      FOR THE YEAR ENDED DECEMBER 31, 1995

Cash flows from operating activities:
        Net loss                                                 $ (1,592,873)

Adjustments to reconcile net loss to net cash provided by
operating activities:
        Depreciation and amortization                                 206,349

Changes in operating assets and liabilities:
        Increase in accounts receivable                              (235,582)
        Decrease in inventory                                         509,551
        Decrease in prepaid expenses                                    2,864
        Increase in accounts payable                                   55,286
        Increase in accrued expenses                                   78,240
        Increase in related party payables                            300,955
        Increase in cash overdraft                                    461,953
                                                                   ----------

                   Total adjustments                                1,379,616

        Net cash provided by operating activities                     213,257

Cash flows from investing activities:
        Increase in deposit on contracts                              (10,300)
        Purchase of equipment                                        (136,244)
                                                                    ---------
        Net cash used in investing                                   (146,544)
                                                                    ---------

Cash flows from financing activities:
        Decrease in notes payable - floor plan                       (661,896)
        Increase in notes payable NMAC and Barnett Bank               719,211
        Increase in loan payable - Cook                               245,000
                                                                 ------------

        Net cash provided by financing activities                     302,315
                                                                 ------------

Net Decrease in cash                                                  (57,486)
Cash at beginning of year                                              57,486
                                                                 -------------
Cash at end of year                                              $        -0-
                                                                 =============


Interest paid                                                    $    363,020
                                                                 ============

     The accompanying notes are an integral part of this financial statement

                          B&B FLORIDA ENTERPRISES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                      For The Year Ended December 31, 1995

1.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General - Organizational Nature of Business - B & B Florida Enterprises, Inc., D/B/A Stuart Nissan and Stuart Suzuki (the Company) is a franchised Nissan and Suzuki automobile dealership formed in April 1990 and located in Stuart, Florida.

As a franchised Nissan and Suzuki-Subaru dealership, the Company purchases its new vehicles and a portion of its parts and accessories from Nissan and Suzuki at published prices charged by Nissan and Suzuki. As a franchised dealership, the Company also participates in various sales and services programs sponsored by Nissan and Suzuki. There are various receivables and payables with Nissan and Suzuki and its subsidiaries which arise in the normal course of business.

Cash overdraft - Represents checks written in excess of funds available in banks.

Accounts receivable - All of the Company's trade accounts receivable are due from customers or wholesale car dealers. Credit losses are not material and are written off directly against the accounts receivable. Losses have been consistently within management's expectations.

Inventories - All inventories are valued at the lower of cost or market. The cost of new and used vehicles, parts and accessories, and miscellaneous inventories are determined using the first-in, first-out method. The majority of new and used vehicles are held as collateral for notes payable floor plan.

Prepaid expenses - These assets are composed of either items which extend past the fiscal year or are prepaid deposits necessary to operate.

Leasehold improvements and equipment - These assets are carried at cost. Major additions are capitalized while replacements, maintenance and repairs which do not improve or extend the life of the respective assets are expensed currently. When property is retired or otherwise disposed of, the cost of the property is eliminated from the asset account, accumulated depreciation is charged with an amount equal to the depreciation provided and the difference, if any, is charged or credited to income.

        Depreciation  is  provided  for  using  accelerated   methods  over  the
        estimated useful lives which are as follows:
               Leasehold improvements                     life of lease
               Furniture and fixtures                     5 - 7 years
               Automotive equipment                       5 - 7 years
               Signs                                      5 years
               Office Equipment                           5 years

Other assets - Include Cost of Security Deposit and Deposit on Land Purchase. Major costs - Are generally charged to operations in the year incurred and include:
                             Advertising
                             Floor Plan Interest
                             Payroll
                                            - 6 -

Income taxes - The stockholders of B & B Florida Enterprises, Inc. elected to have these entities subject to the provisions of Subchapter S of the Internal Revenue Code. Consequently, the accompanying statement does not reflect income tax expense for these companies because all taxable income or loss is the responsibility of the stockholders.

Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates that affect certain reported amounts and disclosures. These estimates are based on management's knowledge and experience. Accordingly, actual results could differ from these estimates.

Finance and insurance information - In conjunction with its automobile and truck sales, the Company also sells insurance that provides for the payment of the installment account in the event of the borrower's death or disability, as well as extended mechanical warranty contract GAP and Car Care that provide coverage of major repairs beyond amounts covered by the factory. The sales are under pre-established arrangements with carriers who pay the Company a commission. The Company retains no exposure to losses under such arrangements.

2.      FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of other assets and liabilities are assumed to be equal to their reported carrying amounts due to their short term nature.

3.      ACCOUNTS AND NOTES RECEIVABLE - Consists of:

               Contracts in Transit                              219,393
               Trade (vehicle parts & accessories)               122,738
               Financing and Insurance                           153,296
               Factory Miscellaneous                             125,049
                                                                 -------
                                                                 620,476
                                                                 =======
4.      LEASEHOLD IMPROVEMENTS AND EQUIPMENT

                                       Prior   Current        Net Book
                          Cost         Depr.   Depr.& Amort.  Value
                          -------   --------   -------------  --------


Equipment & Furniture     412,436    134,054      31,245       247,137

Leasehold Improvements    139,433      6,725     110,104        22,604
                         --------   --------    --------      --------
                         $ 55,869   $140,779    $141,349      $269,741

5.      OTHER ASSETS - Consist of:
        Consulting Agreement                                       300,000
        Covenant Not to Compete                                    350,000
        Goodwill                                                    10,000
        Deposit Contracts                                           10,300
                                                                ----------
                      Total                                        670,300
                                                                ----------
        Less Amortization of Covenant and                       -  650,000
         Consulting Agreement                                   ----------
                                                                    20,300
                                                                ==========

Amortization expense of $65,000 has been reflected in the statement of operations for the year ended December 31, 1995.

6.      LONG-TERM DEBT  - Consists of:
                                                           SHORT        LONG
                BALANCE    MATURITY  PAYMENTS      RATE    TERM         TERM
                -------    --------  --------      ----    -----        ----

NMAC (1)     $1,160,000    10/20/00   20,000       Prime   $240,000    $920,000
                                    plus interest  +1.75%

Collateralized by inventory, property, and equipment, and accounts receivable.

NMAC            128,044     1/15/01    4,273.56    Prime     51,283      76,761
                                    plus interest  +1.75%

Collaterized by property and equipment

DONALD &        245,000    12/20/98    2,041.66      10%    -------     245,000
MARILYN COOK                        Int. only to
                                       due date

Unsecured

BARNETT BANK     11,583     12/2/96      940.00       8%     11,583     ------
                                    Inc. Interest

Collateralized by equipment

TOTAL        $1,544,627                                    $302,866  $1,241,761
             ==========                                    ========  ==========

(1) The note contains various covenants and restrictions with respect to (1) legal requirements, (2) protection, repair, and replacement of property, (3) taxes, (4) insurance, (5) financial and other statements, and (6) litigation.

Long-term debt for each of the next five years consist of the following:
                             1996            $302,866
                             1997             291,283
                             1998             536,283
                             1999             265,478
                             2000             240,000

Subsequent events to year end revealed the following:

The company defaulted on its payment obligations under the NMAC loans. On December 17, 1996, the company entered into a reinstatement agreement with the manufacturer, which contains substantially the same restrictive covenants included in the previous agreements. If the Company defaults on any of the covenants in the reinstatement agreement, the lender may demand repayment of the loans and terminate the wholesale credit line. As of the report date, no such demand has been made.

The Company defaulted on its payment obligations under the Cook Note. On December 4, 1996, the company entered into a forbearance agreement with the individuals. Under the agreement, the individuals will waive certain outstanding defaults (including unpaid accrued interest through December 20, 1996) and certain remedies as well as modify the payment terms of the note.

The new terms under the forbearance agreement provide for monthly interest payments of $2,144 at 10% commencing January 20, 1997. The principle balance and any unpaid accrued interest are due and payable on December 20, 1998.



7.       NOTES PAYABLE- FLOOR PLAN

The Company finances purchases of all new and used vehicles costing greater than $4,000 through World Omni Financial Corp., in Deerfield Beach and NMAC in Texas. Each vehicle is separately financed at rates ranging from 1% to 1.5% over prime. These notes are secured by the corresponding inventories as well as by the personal guarantee of the stockholders. The notes are paid off as vehicles are sold. Subsequent to year end, the Company was out of trust on this note.


8.      STOCKHOLDER LOANS

Loans payable to stockholders - no interest was paid or accrued       $150,000
to-date. Loans were given in December 1995 and paid back in January 1996.

9. RELATED PARTY PAYABLE - This amount represents advances made by TAD Partnership (a related entity) in order to improve the property which the dealership occupies. TAD is the owner of the property and B & B Florida Enterprises, Inc. leases the property from TAD. The balance is $156,534.

10. RELATED PARTY TRANSACTIONS - The related party transactions are explained in
Note 8, 9, 11, and 14.

11.     COMMITMENTS

Operating Leases

The Company leases its present dealership facility from TAD Partnership (a controlled partnership). Lease payments began on March 1, 1996. The monthly lease is $18,000 + 6% sales tax. Future minimum lease payments by year end in the aggregate as of December 31, 1995 are as follows:

               1995                                              148,400
               1996   1.  TAD (3/1/96) - 12/31/96)
                           (18,000 +6% x 10) (New Facility)
                      2.  24,344.12 (William Chamberland) (Old Facility)
                      3.  7,500 + 6% x 6 (1/1/96 to 6/30/96) (Subaru Branch)
               1997         (18,000 x 12 + 6%)                   228,960
               1998                                              228,960
               1999                                              228,960
               2000                                              228,960

Capital Leases

The company leases its computer equipment from a third party under three capitalized lease agreements, which expire between 1998 and 1999. Amortization expense on capital leases is included in depreciation expense. The following is a schedule, by years, of future minimum lease payments:

Years ending December 31,

               1996                                $ 17,912
               1997                                  17,912
               1998                                  17,882
               1999                                   5,451
                                                 ----------

Total minimum lease payments                         59,157
Less amount representing interest                     7,589
                                                 ----------
                                                     51,568
Less current maturities                              17,912
                                                 ----------
                                                     33,656
                                                 ==========
12.     COMMON STOCK AND PAID IN CAPITAL IN EXCESS OF PAR VALUE

                                                              Paid in Capital
                                                   Common     in excess of
                                                   Stock      par value
                                                   -------    ---------------

         $50 par value, 7500 shares authorized;    353,750      197,154
         7075 Issued and Outstanding

13. SUBSEQUENT EVENTS - The Company and its stockholders have signed letters of intent for the sale of substantially all of their business and assets. Additional subsequent events are explained in Notes 6, 7, and 15.
                                                -10-

14. EXTRAORDINARY ITEM - In the sale of business and assets transaction, Loan Receivable Stockholders has been reduced to reflect an agreement which absolves 100% of certain Loans Receivable Stockholders and therefore the amount has been written off as an extraordinary item on the statement of operations and retained deficit. This has become an integral part of the sale of the assets.

15. RESTATED FINANCIAL STATEMENTS - As of April 10, 1997, the Company became aware of certain facts and circumstances which resulted in the following changes to the December 31, 1995 financial statements. The financial statements have been restated to reflect the following:

        The stockholder note receivable of $577,427 has been expensed as an extraordinary item as discussed in Note 14.

        Depreciation and amortization has been increased by $87,148 because of changes to property, plant and equipment useful lines.

        $52,000 was recorded for future finance contract charge backs.

        Equipment under capital lease were recorded and an expense of $5,197 was reflected in the statement of operations.

If these changes had not occurred, net loss for the year ended December 31, 1995 would have been $721,772 less.




                                      -11-